Exhibit 99.1

Press Release

Black Knight to Invest in Dun & Bradstreet

•	Black Knight is joining renowned investor group led by CC Capital, Cannae Holdings and Thomas H. Lee Partners, L.P.

•	Investment of up to $375 million to result in Black Knight economic ownership interest of less than 20% in re-capitalized company

•	Upon the acquisition closing, Black Knight CEO Anthony Jabbour has agreed to serve as CEO of Dun & Bradstreet, while continuing in his current role at Black Knight

JACKSONVILLE, Fla. – Nov. 19, 2018 – Black Knight, Inc. (NYSE:BKI) today announced that its Board of Directors has approved a $375 million investment in Dun & Bradstreet, a global leader in commercial data, analytics and insights for businesses. Black Knight will join an investment consortium led by CC Capital, Cannae Holdings and Thomas H. Lee Partners, L.P. which has announced plans to acquire Dun & Bradstreet. The Black Knight investment will represent an economic ownership interest of less than 20% in the re-capitalized Dun & Bradstreet. As previously announced, the acquisition is expected to close no later than the first quarter of 2019.
Following the completion of the acquisition, Anthony Jabbour, Black Knight’s Chief Executive Officer, has agreed to serve as Chief Executive Officer of Dun & Bradstreet while continuing in his current role at Black Knight. Additionally, William P. Foley II, Executive Chairman of Black Knight, will serve as Executive Chairman of Dun & Bradstreet’s Board of Directors.
“Dun & Bradstreet is a well-established market leader that will benefit greatly from this investment group’s proven track record of harnessing companies’ potential and generating long-term growth,” said Foley. “I am confident that with Anthony’s leadership, expertise and experience as well as the dedication of Dun & Bradstreet’s talented employees, the company’s best days are ahead.”
“With an impressive 177-year legacy and the support of a phenomenal group of investors, Dun & Bradstreet is entering an important next chapter in its evolution as a company,” said Jabbour. “I am excited by the opportunities in leading Dun & Bradstreet and look forward to working closely with management,

Bill and the rest of the consortium and continuing the Company’s long history of excellence in helping customers and partners around the world.”
Chinh Chu, Senior Managing Director and Founder of CC Capital, stated, “We are pleased that Black Knight will invest alongside us in Dun & Bradstreet and that both Anthony and Bill will take on these new roles upon closing. We are confident that they are the right leaders to help unlock the significant potential within this venerable company.”
“We look forward to working with Anthony and the team as we reinvigorate growth at Dun & Bradstreet and create increased value for all stakeholders,” added Thomas Hagerty, a Managing Director at Thomas H. Lee Partners, L.P. “We share in the excitement about what’s ahead for the company and believe today’s announcement is a testament to the strength of that future.”
Upon the completion of the transaction, Dun & Bradstreet will become a privately held company, and shares of Dun & Bradstreet common stock will no longer trade on the New York Stock Exchange.

About Black Knight
Black Knight (NYSE:BKI) is a leading provider of integrated software, data and analytics solutions that facilitate and automate many of the business processes across the homeownership life cycle.

As a leading fintech, Black Knight is committed to being a premier business partner that clients rely on to achieve their strategic goals, realize greater success and better serve their customers by delivering best-in-class software, services and insights with a relentless commitment to excellence, innovation, integrity and leadership. For more information on Black Knight, please visit www.blackknightinc.com.

About Dun & Bradstreet
Dun & Bradstreet helps companies around the world improve their business performance. The global leader in commercial data and analytics, we glean insight from data to enable our customers to connect with the prospects, suppliers, clients and partners that matter most. Since 1841, companies of every size rely on Dun & Bradstreet to help them manage risk and reveal opportunity.

About CC Capital
CC Capital is a private investment firm founded in 2016 by Chinh Chu, with a focus on investing in and operating high-quality companies for the long term. Prior to founding CC Capital, Mr. Chu had a successful 25-year career at Blackstone and played an instrumental role in building its Private Equity business. Over the course of his career at Blackstone, Mr. Chu led several industry verticals for the Private Equity group, including financial services, technology, chemicals, and healthcare products. He served as co-chairman of the firm’s Private Equity Investment Committee and served on the firm’s Executive Committee. More information about CC Capital can be found at www.cc.capital.

About Cannae Holdings, Inc.
Cannae is a diversified holding company with over $1 billion in book value in assets and boasts a strong track record of investing in a diverse range of assets. Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian Holdings, LLC, American Blue Ribbon Holdings, LLC and T-System Holding LLC. Principals at Cannae have successfully acquired over 100 companies with aggregate consideration in excess of $30 billion for Fidelity National Financial. Inc., Cannae and related companies over the last 20 years. More information about Cannae can be found at www.cannaeholdings.com.

About Thomas H. Lee Partners, L.P.
Thomas H. Lee Partners, L.P. is a premier private equity firm investing in growth companies, headquartered in North America, exclusively in four industry sectors: Business & Financial Services, Consumer & Retail, Healthcare, and Media, Information Services & Technology. Using the firm's deep domain expertise and the internal operating capabilities of its Strategic Resource Group, THL seeks to create deal sourcing advantages, and to accelerate growth and improve operations in its portfolio companies in partnership with management teams. Since its founding in 1974, THL has raised over $25 billion of equity capital, acquired over 140 portfolio companies and completed over 360 add-on acquisitions which collectively represent a combined enterprise value at the time of acquisition of over $200 billion.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements, including those related to the closing of the investment in Dun & Bradstreet and the potential benefits of such investment. Forward-looking statements are based on Black Knight management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Black Knight undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties that forward-looking statements are subject to include, but are not limited to:

•	Our ability, together with the investment consortium, to close the acquisition of Dun & Bradstreet;

•	Security breaches against our information systems;

•	Our ability to maintain and grow our relationships with our customers;

•	Changes to the laws, rules and regulations that affect our and our customers’ businesses;

•	Our ability to adapt our services to changes in technology or the marketplace;

•	The effect of any potential defects, development delays, installation difficulties or system failures on our business and reputation;

•	Changes in general economic, business, regulatory and political conditions, particularly as they affect the mortgage industry;

•	Risks associated with the availability of data;

•	The effects of our existing leverage on our ability to make acquisitions and invest in our business;

•	Our ability to successfully integrate strategic acquisitions;

•	Risks associated with our spin-off from FNF, including limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and

•
Other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended December 31, 2017 and other filings with the SEC.

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SOURCE: BLACK KNIGHT, INC.

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Michelle Kersch	Bryan Hipsher
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